As filed with the Securities and Exchange Commission on August 18, 2020

Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USA Technologies, Inc.
(Exact name of registrant as specified in its charter)
Pennsylvania	23-2679963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address, including zip code,
of registrant’s principal executive offices)

USA TECHNOLOGIES, INC.
2018 EQUITY INCENTIVE PLAN
(Full title of the plan)

Davina Furnish
General Counsel
USA Technologies, Inc.
100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	2,500,000	$7.11	$17,775,000	$2,307.20

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of the Company’s common stock, no par value (“Common Stock”) as may become issuable pursuant to the anti-dilution provisions of the USA Technologies, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Equity Incentive Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on the over-the-counter market on August 12, 2020.

EXPLANATORY NOTE

USA Technologies, Inc. (the “Company”) is hereby registering 2,500,000 additional shares of its Common Stock for issuance under its 2018 Equity Incentive Plan. Registration Statement No. 333-234233 on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2019, relating to the same class of securities, is currently effective. In accordance with General Instruction E to Form S-8, the contents of such Registration Statement are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.
Exhibit No.	Description

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.1	USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 2, 2018)

10.2	First Amendment to the USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2020)

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania, on August 18, 2020.

USA TECHNOLOGIES, INC.

By:	/s/ Sean Feeney
Sean Feeney
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers hereby constitute and appoint Sean Feeney and R. Wayne Jackson, and each of them, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement on Form S-8, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that such attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SEAN FEENEY	Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2020
Sean Feeney

/s/ R. WAYNE JACKSON	Chief Financial Officer (Principal Financial Officer)	August 18, 2020
R. Wayne Jackson

/s/ GLEN E. GOOLD	Chief Accounting Officer (Principal Accounting Officer)	August 18, 2020
Glen E. Goold

/s/ DOUGLAS G. BERGERON	Director (Chair of the Board)	August 18, 2020
Douglas G. Bergeron

/s/ LISA P. BAIRD	Director	August 18, 2020
Lisa P. Baird

/s/ DOUGLAS L. BRAUNSTEIN	Director	August 18, 2020
Douglas L. Braunstein

/s/ JACOB LAMM	Director	August 18, 2020
Jacob Lamm

/s/ MICHAEL K. PASSILLA	Director	August 18, 2020
Michael K. Passilla

/s/ ELLEN RICHEY	Director	August 18, 2020
Ellen Richey

/s/ ANNE M. SMALLING	Director	August 18, 2020
Anne M. Smalling

/s/ SHANNON S. WARREN	Director	August 18, 2020
Shannon S. Warren

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.1	USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 2, 2018)

10.2	First Amendment to the USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2020)

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page hereto)